Exhibit 10.6

PRODUCTION LICENSE AGREEMENT

This Production License Agreement ("Agreement") is made as of this 31st day of October, 2008, by and between Rogers Induflex NV (which will be renamed “Induflex NV” shortly after the acquisition of its shares as of the date hereof, as described below), a Belgian corporation having its registered office at Ottergemsesteenweg 799, 9000 Ghent, Belgium and registered with the Crossroads Bank of Enterprises under enterprise number 0807.149.569 (the “Company”), and Rogers Corporation, a Massachusetts corporation (“Rogers”).

WHEREAS, pursuant to that certain Stock Purchase Agreement, of even date herewith (the “Stock Purchase Agreement”), Induflex Holding NV (“Holding”) has agreed to purchase from Rogers all of the issued and outstanding shares of capital stock of the Company;

WHEREAS, the Company has developed certain methodology relating to the design, development and manufacture of multilayer laminates comprised of layers of any of the following products: Mylar, Tedlar and adhesives used in insulation of bus bars currently used by the Company to manufacture the products set out on Exhibit A hereto (collectively, “Busbar Insulation Laminates”), as manufactured by Rogers and/or its Affiliates (as such term is defined herein) and was until the date of the Stock Purchase Agreement the owner of certain expertise, Know-how (as defined herein) and trade secrets pertaining thereto;

WHEREAS, Rogers owned certain technology for the production of Busbar Insulation Laminates prior to its acquisition of the Company, and desires to retain the right to use that technology for its own use (but not transfer it to others), and further desires to eliminate any question as to its legal right to do so; and

WHEREAS, as a part of Roger’s sale of the Company to Holding, Rogers is requiring that the Company grant to Rogers and its Affiliates a non-exclusive license to use certain Intellectual Property (as defined herein) of the Company in order to manufacture the Busbar Insulation Laminates under certain circumstances, upon the terms and conditions set forth herein, to insure that Rogers has such license to use even though it did not retain such rights from prior to its acquisition of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS.  In this Agreement, the following words and expressions shall have the meanings set opposite each respectively:

“Affiliate” means (a) an entity which is controlled by, controls, or is under common control with another entity, (b) an entity owning a majority of the voting securities of another entity, and (c) an entity a majority of whose voting securities is owned by the other entity.

“Busbar Insulation Laminates” has the meaning set forth in the recitals.

“Confidential Information” has the meaning set forth in Section 5.1.

“Disclosing Party” has the meaning set forth in Section 5.1.

“Know-how” means the knowledge and experience of the Company, its employees and contractors, relating to and which may be relevant to the manufacture of the Busbar Insulation Laminates, including without limitation any and all processes, documents, reports, operating and testing procedures, technical data, know-how, confidential information, instructions, formulae, blueprints, and other knowledge and information, whether similar or dissimilar to any of the foregoing, and whether or not in any way recorded, and howsoever recorded, relating or relevant to the development, manufacture, and/or use of the Busbar Insulation Laminates.

"Intellectual Property" means any and all Know-how, inventions, patents, registered and unregistered designs, utility models, prototypes, copyrights, design rights, technical knowledge, trade secrets, methods of manufacture, plans, drawings, sketches, blueprints, specifications, data and any other commercial property rights and where applicable, any applications for any of the foregoing and the right to apply therefor in any part of the world insofar as the same may be used or usable herein for the production of the Busbar Insulation Laminates, owned by the Company that are being acquired by Holding in connection with the Stock Purchase Agreement .

“Qualified Supplier” means a supplier of Busbar Insulation Laminates which has previously been qualified by Rogers or its Affiliate as such.

“Receiving Party” has the meaning set forth in Section 5.1.

“Stock Purchase Agreement” has the meaning set forth in the recitals.

2.  LICENSE.  Subject to the terms and conditions of this Agreement, the Company hereby grants to Rogers and its Affiliates, during the term hereof, a non-exclusive,  irrevocable, worldwide, fully paid, royalty free, non-transferable license to use any and all Intellectual Property (specifically including Know-how) belonging to the Company for the manufacture, by Rogers and its Affiliates, solely for Rogers and/or its Affiliates’ own use, of the Busbar Insulation Laminates.  The Company agrees that upon the expiration of the term hereof, the Company nevertheless shall continue to allow Rogers and/or its Affiliates to use the Intellectual Property solely for Rogers and/or its Affiliates’ own use to manufacture products incorporating the Busbar Insulation Laminates.  Rogers agrees that all improvements, developments, new inventions, additions, new products or processes involving the Busbar Insulation Laminates and new technology which may be conceived, devised or developed by the Company after the date hereof shall belong to, be owned by and inure to the benefit of the Company.

3.  ACCESS TO RAW MATERIALS.  For the first three (3) years of the term hereof, in the event of a shutdown in the Company’s production of Busbar Insulation Laminates, whether or not caused by any fault of the Company, Rogers and its Affiliates shall have the right to purchase from the Company, at cost, upon request from Rogers or such Affiliate, such amount of any raw material(s) used in the manufacture of the Busbar Insulation Laminates as, in Rogers’ view, may be necessary to exercise its rights hereunder during the period of such shutdown.  Immediately upon  any such request from Rogers, the Company  shall inform Rogers in writing the extent of  its then existing supply of such raw material, and shall deliver the requested amounts to Rogers, at Rogers’ sole expense, in the manner and at the time(s) required by Rogers.

4.  REPRESENTATIONS AND WARRANTIES; LIMITATION ON LIABILITY.

4.1.  Each party represents and warrants to the other, as of the date hereof, that it has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

4.2.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER HEREOF AND EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4.3.  In no event shall either party be liable to the other party for incidental, indirect, punitive or special damages or for any economic consequential damages (including, without limitation, lost profits), regardless of whether a claim is for breach of contract, warranty or tort (including negligence), and regardless of whether such party has been advised of the possibility of such damages; except in the event of an intentional violation hereof.

5.  CONFIDENTIALITY.

5.1.  Pursuant to this Agreement, a party may disclose (the “Disclosing Party”) to the other party (the “Receiving Party”) information and/or material it considers proprietary and confidential, which disclosures shall be in writing and marked as “Proprietary” or “Confidential.”  If the Disclosing Party discloses proprietary or confidential information visually, orally or in any other manner incapable of physical marking to the Receiving Party, the Disclosing Party shall inform the Receiving Party that such information is proprietary and confidential at the time of the disclosure, shall reduce the proprietary or confidential information to writing and mark it as such, and send the writing to the Receiving Party within thirty (30) days of the disclosure.  Information and/or material disclosed and marked in these manners shall hereafter be referred to as “Confidential Information.”  The Receiving Party shall not use the Confidential Information for any purpose other than for the purposes of this Agreement, and shall not disclose the Confidential Information to any third party except with the express prior written consent of the Disclosing Party, and then only upon binding such third party in writing to the same extent that the Receiving Party is hereby bound.  The Receiving Party shall use not less than the degree of care used to prevent disclosure of its own proprietary and confidential information to prevent the disclosure of the Disclosing Party’s Confidential Information.  In no event, however, shall the Receiving Party use less than a reasonable degree of care.

5.2.  The obligations of non-use and confidentiality set forth in Section 5.1 shall not  apply to Confidential Information that (a) on the date of disclosure is in the public domain; (b) is published or otherwise becomes part of the public domain through no fault of the Receiving Party after the date of the disclosure; (c) the Receiving Party can show is received by it without an obligation of confidentiality from a third party; or (d) the Receiving Party is required to disclose to a third party by virtue of a court order or a statutory obligation; provided that notice is given by the Receiving Party to the Disclosing Party reasonably in advance of any such disclosure to enable the Disclosing Party to take appropriate steps to protect its confidential or proprietary information.  The Receiving Party shall have the burden of proving that this Section 5.2 applies to any Confidential Information received by it.

6.  FORCE MAJEURE.  No failure or omission by either party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor create any liability if the same shall be caused by any event or circumstance beyond the reasonable control of such party including, but not restricted to, the following, which, for the purpose of this Agreement, shall be regarded as beyond the control of the party in question: Acts of God; acts or omissions of any government or any agency thereof; compliance with rules, regulations or orders of any governmental authority or any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; acts of the public enemy; war; rebellion; insurrection; riots; sabotage; invasion; quarantine restrictions; strikes; lockout; disputes or differences with workmen; transportation embargoes or failures or delays in transportation.

7.  TERM; TERMINATION.

7.1.  The term of this Agreement shall begin on the date hereof and shall remain in full force in effect thereafter until December 31, 2033, unless sooner terminated pursuant to Sections 7.2 or 7.3.

7.2.  Either party may, at its own option, terminate this Agreement on written notice to the other party in the event of any proceedings, voluntary or involuntary, in bankruptcy or insolvency by or against the other party, or in the event of the appointment, with or without consent, of an assignee or a receiver for the benefit of the creditors of such other party, which events are not dismissed within ninety (90) days.

7.3.  Either party may terminate this Agreement upon written notice to the other in the event of any material breach of this Agreement by the other party that is not cured within sixty (60) days after written notice to such other party explaining the breach in reasonable detail.

7.4.  The parties acknowledge and agree that the terms of Sections 5, 6 and 8 shall survive termination of this Agreement for any reason.

7.5.  The license granted hereunder shall terminate upon any termination of this Agreement, subject to the right of Rogers and/or its Affiliates to require fulfillment of any outstanding order for raw material pursuant to Section 3.

8.  MISCELLANEOUS.

8.1.  This Agreement and performance of the obligations hereunder shall be governed by, and construed in accordance with, the laws of Belgium.  Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or invalidity thereof, will be settled by arbitration in accordance with the provisions of Section 9(f) of the Stock Purchase Agreement, which are incorporated herein by reference, mutadis mutandis, as if they were expressly set forth herein.  The parties expressly reject the applicability to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.  This Agreement may be translated into languages other than the English; provided, that in the event of conflict, the English language version shall control.

8.2.  This Agreement shall be binding upon and inure for the benefit of the successors of the parties and their permitted assigns.

8.3.   Neither of the parties hereto may assign its respective rights or obligations under this Agreement without the written consent of the other; provided, that either party shall be entitled to assign any of all of its respective rights or obligations hereunder to that party's parent company, to its subsidiary or to another subsidiary of that party's parent company or in connection with its merger or consolidation or with the sale of substantially all of its assets utilized in the business to which this Agreement relates to a party who expressly assumes and agrees to perform all of the obligations of the assigning party.

8.4.  Nothing in this Agreement shall be deemed to constitute a partnership between the parties hereto or constitute any part of the agent or any other party for any purpose or entitle any party to commit or bind the other party (or any associate of that party) in any manner.

8.5.  This Agreement and the documents referred to herein represent the entire Agreement between the parties and supersedes any prior Agreement or understanding with respect thereto whether entered into by the parties hereto or otherwise.

8.6.  Any notice required to be given hereunder shall be in writing (in the English language) and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with confirmation of receipt in a manner permitted herein), or (iii) when received by the addressee, if sent by courier or other delivery service, in each case to the appropriate address and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other Parties).

If to Rogers:

Rogers Corporation
One Technology Drive
Rogers, CT 06263
Facsimile No: +1-860-779-5585
Attn.: Corporate Secretary

With copies to:

Burns & Levinson LLP
125 Summer Street
Boston, MA 02110
Facsimile No: +1-617- 345-3299
Attn: Samuel M. Shafner, Esq.

Rogers BVBA
Afrikalaan 188
Gent, B-9000, Belgium
Facsimile No: +32-9-235-3658
Attn: Vice President, Europe

If to the Company:

Induflex NV
Ottergemsesteenweg 799,
9000 Ghent, Belgium
Facsimile No: +32-9-222-37-91
Attn.: Joel Ludvigsen

8.7.  In the event that any of the provisions of this Agreement, or any word, phrase, sentence, clause or other party hereof, proves for any reason to be illegal or unenforceable, the provision or other part in questions shall be modified or deleted in such a way as to make this Agreement thereafter legal and enforceable to the fullest extent permitted under applicable laws, and the illegality or unenforceability of any provision or other part of this Agreement shall not affect the other provisions hereof, all of which shall remain in full force and effect notwithstanding any such illegality or unenforceability.

8.8.  No failure or delay on the part of either of the parties to exercise any of its rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right include any other or future exercise thereof.  Any waiver by any of the parties of any breach by either of the others of any of its obligations hereunder shall not affect its rights in the event of any further or additional breach or breaches.

8.9.  No modification or amendment of the provisions of this Agreement shall be binding upon either party hereto unless in writing and signed by duly authorized officers of the respective parties.

8.10.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and both of which together shall be deemed a single instrument. This Agreement shall be deemed effective upon the receipt by each party of an executed signature page hereto signed by the other, which may be transmitted by facsimile or electronic means.

IN WITNESS WHEREOF, the parties hereto have caused this Production License Agreement to be executed by affixing their signatures below.

ROGERS INDUFLEX NV

Date	/s/ J. D. Ludvigsen
By: J. D. Ludvigsen
Its: Managing Director

ROGERS CORPORATION

/s/ Luc Van Eenaeme
By: Luc Van Eenaeme
Its: Vice President Europe

Exhibit A

Products Utilizing Busbar Insulation Laminates

Type Lg nr	RM NR	Composition

Lg 4005	RM101200102600	75 u ADS/Tedl38 + coating

Lg 4006	RM161300402600 RM161300402053 RM161300402150 RM161300402300	190u A/2xTed38/2xcoating

Lg 4007	RM161300502600	50u ADS/2xTed38+2xcoating

Lg 4011		125uADS/Ted38 + coating

Lg 4017	RM101300502610	125uADS/2xTed+2xcoating

Lg 4019	RM101300602600	190u A/Ted38 + coating